EXHIBIT 10.1 January 15, 2021 Mr. Neil Parikh Re: Transition and Release of Claims Agreement Dear Neil: This letter agreement (this “Letter Agreement”), entered into on the date first set forth above (the “Effective Date”), sets forth the understanding by and between you and Casper Sleep Inc. (collectively with its direct and indirect subsidiaries, and any successor(s) thereto, the “Company”), regarding the cessation of your employment with the Company and the transition of your role as Chief Strategy Officer of the Company to your successor. 1. Separation Date and Transition Services. a. Your active employment with the Company will terminate on January 31, 2021 (the “Separation Date”) and, as of the Separation Date, you will cease to be an employee and officer of the Company and its direct and indirect subsidiaries. Until the Separation Date you will continue to perform your duties as Chief Strategy Officer of the Company, consistent with past practices, unless otherwise requested by the Board of Directors of the Company (the “Board”), and that certain At-Will Employment Agreement, Confidential Information, Invention Assignment and Arbitration Agreement by and between the Company and you, dated as of July 9, 2014 (the “Employment Agreement”) and the Executive Severance and Change in Control Agreement by and between you and the Company, dated as of July 24, 2020 (the “Severance Agreement”) will continue to control with respect to your salary, benefits and other matters with respect to your employment with the Company; provided, that you agree that during the period beginning on the Separation Date and ending on the earlier of (x) the date of termination of your services as a director of the Company and its subsidiaries and (y) January 31, 2022 (the “Transition Period”), you will continue to serve the Company for the duties described below as may be specified from time to time by the Board. In particular, during the Transition Period you agree you will (i) provide guidance with respect to the ongoing operations of the Company to the Board and/or executives of the Company, (ii) continue to represent the Company in public relations and marketing opportunities, (iii) assist with corporate development and brand and product partnership sourcing and opportunities, and (iv) communicate a message consistent with the Board’s direction to key employees, customers and suppliers. You acknowledge and agree that, effective at 12:01 a.m., Eastern time, on the Separation Date, you hereby resign as Chief Strategy Officer and as an employee of the Company and from all offices and positions you may hold at the Company’s subsidiaries; provided, that, following the Separation Date you will continue to serve as a member of the Board and in any other directorships you may hold at the Company and its subsidiaries. b. In connection with your services during the Transition Period, you shall make yourself reasonably available (in person, by telephone or otherwise) to consult with the Board and the Company’s executive officers. In addition, you shall make yourself available to travel in connection with your services if reasonably requested by the Board and any reasonable

EXHIBIT 10.1 2 travel expenses associated therewith shall be reimbursed in accordance with the Company’s applicable policies. You shall report to the Board during the Transition Period. Except as set forth in Section 2, you shall not be entitled to any fees or other compensation in exchange for your services during the Transition Period. The parties hereto acknowledge and agree that the Company intends to require you to, and you intend to, perform services during the Transition Period at a level equal to or less than 10% of your average level of service previously performed for the Company during the 36-month period immediately preceding the Separation Date; provided that in no event shall you be required to perform more than four (4) hours of services during any given week without your consent, excluding any time you may spend on fulfilling your duties and responsibilities as a director of the Board. Your services described in Sections 1(a) and (b) are herein referred to, collectively, as the “Transition Services.” 2. Severance Benefits. In addition to any payments and benefits due to you pursuant to Section 3(a) of the Severance Agreement, you will, subject to (and in consideration for) your execution and non-revocation of the Waiver and Release of Claims Agreement attached hereto as Exhibit A (the “Release”), be entitled to receive payments and benefits set forth in Section 3(b)(i) of the Severance Agreement as if your employment was terminated by the Company without Cause outside of the Change in Control Protection Period (each defined in the Severance Agreement) (collectively, the “Severance Benefits”). The Severance Benefits shall be subject to the terms of the Severance Agreement (including, without limitation, Section 12 of the Severance Agreement) and, for the avoidance of doubt, will consist of (a) continued base salary for 12 months following the Separation Date, which equals an aggregate amount of $325,000, (b) reimbursement during the Continuation Period (as defined in the Severance Agreement) of the Company-paid portion of premium payments, as if you had remained an active employee, for any COBRA coverage that you timely elect, which shall be payable monthly, and (c) the annual bonus earned by you with respect to 2020. 3. Board Service. (a) Following the Separation Date you will continue to serve as a member of the Board unless and until your service terminates. In exchange for (and subject to) your continued service as a director following the Separation Date, you will be eligible to receive compensation pursuant to the Casper Sleep Inc. Non-Employee Director Compensation Policy (as in effect from time to time, the “Director Compensation Policy”) commencing as of February 1, 2022; provided, that, for the avoidance of doubt, you will not be entitled to an Initial Award (as defined in the Director Compensation Policy) under the Director Compensation Policy. For the avoidance of doubt, you hereby waive the right to receive any compensation pursuant to the Director Compensation Policy during the Transition Period. So long as you will continue to serve as a Board member following the first annual meeting of the Company’s stockholders after February 1, 2022, you shall be entitled to the annual grant of equity awarded to non-employee directors of the Board commencing in 2022. (b) Following the Separation Date, you will continue to be covered by the Company’s directors and officers liability insurance during your service as a member of the Board.

EXHIBIT 10.1 3 In addition, you will continue to be eligible for the Company’s annual product discount for so long as you serve as a member of the Board. (c) For the avoidance of doubt, the following unvested equity awards held by you as of the Separation Date will remain outstanding and continue to vest so long as you continue to serve a member of the Board: (i) 56,250 options in the Company, awarded to you on January 2, 2018 with an exercise price of $13.60 per share (the “2018 Options”); (ii) 120,000 options in the Company, awarded to you on July 19, 2019 with an exercise price of $19.65 per share (“2019 Options” and together with the 2018 Options, the “Options”)); and (iii) 76,924 restricted stock units, awarded to you on March 5, 2020. Notwithstanding the foregoing, if your service as a member of the Board is terminated for any reason other than for Cause (as defined in the Casper Sleep Inc. 2020 Equity Incentive Plan), your Options will accelerate and vest as to a pro rata portion of such Options equal to the product of (1) the number of 2018 Options or 2019 Options, as applicable, and (2) a fraction, (x) the numerator of which is the number of days elapsed between the grant date and the date of termination of your service on the Board, and (y) the denominator of which is the number of days between the grant date and the vesting date of such 2018 or 2019 Options, as applicable, as set forth in the applicable option agreement by and between you and the Company (with any remaining unvested options being forfeited automatically for no consideration), and your restricted stock units will accelerate in full (to the extent not previously vested) as of such date of termination. In addition, the Company hereby amends the post- termination exercise period of your outstanding Options as well as the remaining vested 168,750 options in the Company awarded to you on January 2, 2018, through the date that is the later of (1) the five-year anniversary of the Separation Date and (2) the 90th day following the termination of your service on the Board (such collective benefits as are set forth in this Section 3(c), the “Additional Director Benefits”). 4. Restrictive Covenants. You acknowledge that the Company is providing you with the Additional Director Benefits in material part in consideration for your reaffirmation of your prior agreement to comply with the restrictive covenants set forth in Sections 2 and 7 of the Employment Agreement and that no accelerated vesting shall occur, following the date that you have first violated any of Section 2, 7(a) or 7(b) of the Employment Agreement, as reasonably determined by the Company. 5. Release. The Severance Benefits are contingent upon and subject to your execution and non-revocation of the Release following the Separation Date in accordance with Sections 3(c) and 12(c) of the Severance Agreement, and you agree to sign and be bound by the Release which will be considered an integral part of this Letter Agreement. 6. Entire Agreement. This Letter Agreement sets forth the entire agreement between you and the Company with respect to the subject matter set forth herein and supersedes and replaces any and all prior oral or written agreements or understandings between you and the Company with respect to the subject matter hereof; provided, that, for the avoidance of doubt, (a) you will retain your rights under the terms of the Employment Agreement and the Severance Agreement, through the date on which all payments or benefits required to be provided thereunder have been made or provided in their entirety, except to the extent such terms result in duplication of compensation or benefits to you, and (b) the provisions of any indemnity agreement with the Company and the Employment Agreement which by their terms survive termination of

EXHIBIT 10.1 4 employment (including, without limitation, the restrictive covenants set forth in Sections 2 and 7 of the Employment Agreement, respectively) will remain in full force and effect in accordance with their terms (as may be amended by this Letter Agreement). This Letter Agreement may be amended only by a subsequent writing signed by both parties. You represent that you have signed this Letter Agreement knowingly and voluntarily. [signature page follows]

Signature Page to Transition and Release of Claims Agreement Please indicate your acceptance of the terms and provisions of this Letter Agreement by signing both copies of this Letter Agreement and returning one copy to me. The other copy is for your files. By signing below, you acknowledge and agree that you have carefully read this Letter Agreement and Exhibit A thereto in their entirety; fully understand and agree to their terms and provisions; will comply with the restrictive covenants set forth in Sections 2 and 7 of the Employment Agreement; and intend and agree that this Letter Agreement is final and legally binding on you and the Company. All payments described in this Letter Agreement will be subject to the withholding of any amounts required by federal, state or local law. This Letter Agreement will be governed and construed under the internal laws of the State of New York and may be executed in several counterparts. Very truly yours, /s/ Jonathan Truppman Jonathan Truppman, General Counsel On behalf of Casper Sleep Inc.

Signature Page to Transition and Release of Claims Agreement Agreed, Acknowledged and Accepted as of the first date set forth above: /s/ Neil Parikh Neil Parikh

Exhibit A Form of Release Agreement This General Release of Claims (this “Release”) is made by Neil Parikh (“Employee”) in favor of Casper Sleep Inc., a Delaware corporation (the “Company”) and the “Releasees” (as defined below), as of the date of Employee’s execution of this Release. 1. Release by Employee. In exchange for the benefits set forth in the Transition and Release of Claims Agreement entered into by and between the Company and Employee, dated as of January 15, 2021 (the “Agreement”), and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Employee agrees unconditionally and forever to release and discharge the Company and the Company’s affiliated, related, parent and subsidiary corporations, as well as their respective past and present parents, subsidiaries, affiliates, associates, members, stockholders, employee benefit plans, attorneys, agents, representatives, partners, joint venturers, predecessors, successors, assigns, insurers, owners, employees, officers, directors and all persons acting by, through, under, or in concert with them, or any of them (hereinafter the “Releasees”) from any and all manner of claims, actions, causes of action, in law or in equity, demands, rights, or damages of any kind or nature which he or she may now have, or ever have, whether known or unknown, fixed or contingent, including any claims, causes of action or demands of any nature (hereinafter called “Claims”), that Employee now has or may hereafter have against the Releasees by reason of any and all acts, omissions, events or facts occurring or existing prior to Employee’s execution of this Release. The Claims released hereunder specifically include, but are not limited to, any claims for fraud; breach of contract; breach of implied covenant of good faith and fair dealing; inducement of breach; interference with contract; wrongful or unlawful discharge or demotion; violation of public policy; sexual or any other type of assault and battery; invasion of privacy; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; conspiracy; failure to pay wages, benefits, vacation pay, severance pay, commissions, equity, attorneys’ fees, or other compensation of any sort; failure to accommodate disability, including pregnancy; discrimination or harassment on the basis of pregnancy, race, color, sex, gender, national origin, ancestry, religion, disability, handicap, medical condition, marital status, sexual orientation or any other protected category; any claim under the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621 et seq. (“ADEA”); the Older Workers’ Protection Benefit Act of 1990; Title VII of the Civil Rights Act of 1964, as amended, by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act, 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act (“WARN”), as amended, 29 U.S.C. § 2101 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 215 et seq.; the New York Human Rights Law, N.Y. Exec Law Art. 15, § 290 et seq.; the New York State WARN Act; the New York State Labor Law; the New York City Human Rights Law; the New York City Earned Sick Time Act; Section 125 of the New York Workers’ Compensation Law, New York State Civil Rights Law, Article 23-A of the New York State Corrections Law; and any federal, state or local laws of similar effect. 2. Claims Not Released. This Release shall not apply to: the Company’s obligations to provide the separation or director benefits under Section 2 of the Agreement; Sections 3(a) and 4 of the Severance Agreement (as defined in the Agreement); Employee’s right to indemnification under any applicable indemnification agreement with the Company; the Company’s governing documents or applicable law; Employee’s right to assert claims for workers’ compensation or unemployment benefits; Employee’s right to bring to the attention of the Equal Employment Opportunity Commission (“EEOC”)

EXHIBIT 10.1 8 claims of discrimination (provided, however, that Employee releases his or her right to secure any damages for alleged discriminatory treatment); any right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator; any right to file an unfair labor practice charge under the National Labor Relations Act (“NLRA”); Employee’s vested rights under any retirement or welfare benefit plan of the Company; Employee’s rights in his or her capacity as an equityholder of the Company; or any other rights that may not be waived by an employee under applicable law. 3. Unknown Claims. Employee acknowledges that Employee has been advised of and is familiar with the provisions of California Civil Code section 1542, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Employee, being aware of said Code section, hereby expressly waives any rights he or she may have thereunder, as well as under any other statutes or common law principles of similar effect. 4. Representations. Employee represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he or she may have against Releasees, or any of them, and Employee agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against Employee under this indemnity. Employee agrees that if he or she hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then Employee agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. 5. No Actions. Employee represents and warrants to the Company that Employee has no pending actions, Claims or charges of any kind. Employee agrees that if Employee hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees any of the Claims released hereunder, then Employee will pay to the Releasees against whom such Claim(s) is asserted, in addition to any other damages caused thereby, all attorneys’ fees incurred by such Releasees in defending or otherwise responding to said suit or Claim; provided, however, that Employee shall not be obligated to pay the Releasees’ attorneys’ fees to the extent such fees are attributable to Employee’s right to file a charge with the EEOC; however, Employee hereby waives any right to any damages or individual relief resulting from any such charge. 6. Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit Employee (or Employee’s attorney) from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority, the EEOC, the NLRB, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable

EXHIBIT 10.1 9 law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to Employee’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (iii) receiving an award for information provided to any Government Agency. Pursuant to 18 USC Section 1833(b), Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Release is intended to or shall preclude Employee from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If Employee is required to provide testimony, then unless otherwise directed or requested by a Governmental Agency or law enforcement, Employee shall notify the Company in writing as promptly as practicable after receiving any such request of the anticipated testimony and at least ten (10) days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process. 7. Miscellaneous. (a) No Admission. Employee understands and agrees that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees. (b) Severability. If any sentence, phrase, section, subsection or portion of this Release is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, sections, subsections or portions of this Release, which shall remain fully valid and enforceable. (c) Headings. The headings in this Release are provided solely for convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of, this Release. (d) Construction of Agreement. Employee has been represented by, or had the opportunity to be represented by, counsel in connection with the negotiation and execution of this Release. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Release. (e) Entire Agreement/Integration. This Release, together with the Agreement and the Restrictive Covenant Agreement, which is attached to the Agreement as an exhibit, constitutes the entire agreement between Employee and the Company concerning the subject matter hereof. No covenants, agreements, representations, or warranties of any kind, other than those set forth herein, have been made to any party hereto with respect to this Release. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Release. No amendments to this Release will be valid unless written and signed by Employee and an authorized representative of the Company. Sign only on or within seven (7) days after January 8, 2021, which you acknowledge is that date that you received this Release.

EXHIBIT 10.1 10 EMPLOYEE Date: January 15, 2021 /s/ Neil Parikh Neil Parikh